Exhibit 4.1

SENIOR SECURED FIRST LIEN NOTES THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of September 20, 2012, by and among Claire’s Stores, Inc., a Florida corporation (the “Company”), BMS Distributing Corp., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, Claire’s Boutiques, Inc., a Colorado corporation, Claire’s Canada Corp., a Delaware corporation, Claire’s Puerto Rico Corp., a Delaware corporation, and CSI Canada LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (the “Escrow Issuer”), the Trustee, and the Collateral Agent, as supplemented by the First Supplemental Indenture, dated as of March 2, 2012, by and among the Company, the Guarantors, the Trustee and the Collateral Agent (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of March 12, 2012, by and among the Company, the Guarantors, the Trustee and the Collateral Agent (the “Second Supplemental Indenture”).

W I T N E S S E T H :

WHEREAS, on February 28, 2012, the Escrow Issuer executed and delivered to the Trustee and the Collateral Agent the Indenture providing for the issuance of $400,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes due 2019 (the “Initial Notes”);

WHEREAS, on March 2, 2012, the Escrow Issuer merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger;

WHEREAS, as a result of the Merger and pursuant to Section 13.20 of the Indenture, the Company assumed, by and under the First Supplemental Indenture, the obligations of the Escrow Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Initial Notes and the performance and observance of the Indenture on the part of the Escrow Issuer;

WHEREAS, pursuant to Section 13.20 of the Indenture, the Guarantors, by and under the First Supplemental Indenture, unconditionally guaranteed the obligations of the Escrow Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Initial Notes and the performance and observance of the Indenture on the part of the Company on the terms and conditions set forth herein;

WHEREAS, on March 12, 2012, the Company, the Guarantors, the Trustee and the Collateral Agent entered into the Second Supplemental Indenture, and pursuant to the Indenture, as supplemented, the Company issued an additional $100,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes (the “March 2012 Additional Notes,” and, together with the “Initial Notes,” the “Outstanding Notes”);

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent are executing and delivering this Third Supplemental Indenture to provide for the issuance of an additional $625,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes (the “September 2012 Additional Notes” and, together with the Outstanding Notes, the “Notes”) to be issued on the date hereof;

WHEREAS, the September 2012 Additional Notes shall have the same terms as and form a single class under the Indenture with the Outstanding Notes;

WHEREAS, the issuance of the September 2012 Additional Notes is permitted under Sections 2.01, 4.09 and 4.12 of the Indenture;

WHEREAS, Sections 2.01 and 9.01(13) of the Indenture provide that the Trustee, the Collateral Agent, the Company and each of the Guarantors are authorized to execute and deliver this Third Supplemental Indenture; and

WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company and each of the Guarantors.

NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 2. September 2012 Additional Notes.

a. Issuance. Pursuant to Section 2.01 of the Indenture, on the date hereof, the Company shall issue, the Guarantors shall guarantee, and upon receipt of an Authentication Order specifying the amount of the September 2012 Additional Notes to be authenticated and the date on which the September 2012 Additional Notes are to be authenticated, the Trustee shall authenticate and deliver an aggregate principal amount of $625,000,000 of the September 2012 Additional Notes. The September 2012 Additional Notes shall constitute a distinct issuance of Notes but be securities of the same series and shall be in the same form as the Outstanding Notes. Unless the context requires otherwise, references to “Notes” for all purposes under the Indenture, as supplemented by this Third Supplemental Indenture, shall include the September 2012 Additional Notes.

b. Form. In accordance with Section 2.01 of the Indenture, the September 2012 Additional Notes shall be issued in global form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in substantially the form of Exhibit A attached to the Second Supplemental Indenture. The September 2012 Additional Notes will initially be Restricted Global Notes (including the 144A Global Note and the Regulation S Global Note), in each case bearing the Private Placement Legend. The Regulation S Global Note will initially be a Regulation S Temporary Global Note bearing the Regulation S Temporary Global Note Legend for the Restricted Period, and transfers and exchanges of which shall be subject to Section 2.06(c)(ii) of the Indenture.

Section 3. Guarantee; Collateral and Security. For the avoidance of doubt, (a) the Company hereby confirms that its obligations under the September 2012 Additional Notes constitute Notes Obligations (as such terms are defined in the Indenture), and (b) the Guarantors hereby confirm that each Guarantor’s Guarantee under the Indenture shall apply to the obligations of the Company under the September 2012 Additional Notes as set forth in Article 10 of the Indenture.

Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Third Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.

Section 6. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9. Severability. In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10. Benefits Acknowledged. The Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Third Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Third Supplemental Indenture are knowingly made in contemplation of such benefits.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLAIRE’S STORES, INC.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

BMS DISTRIBUTING CORP.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

CBI DISTRIBUTING CORP.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

CLAIRE’S BOUTIQUES, INC.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

CLAIRE’S CANADA CORP.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

CLAIRE’S PUERTO RICO CORP.

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief
Financial Officer

CSI CANADA LLC

By:		/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Manager

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS TRUSTEE

By:		/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS COLLATERAL AGENT

By:		/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

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